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                                                                    EXHIBIT 10.8

                         SOFTWARE SUBLICENSE AGREEMENT

This Software Sublicense Agreement (this "Sublicense"), is entered into as of March 30, 2000 (the "Effective Date"), by and between Paging Network, Inc., a Delaware corporation (hereinafter, "PageNet"), and Vast Solutions, Inc., a Delaware corporation ("Vast") with respect to all of the software licensed to PageNet under that certain Software License and Development Agreement dated August 5, 1998 between TIBCO Software Inc. ("TIBCO"), as licensor, and PageNet, as licensee, as subsequently amended (the "TIBCO License"). The parties hereby agree as follows:

1. LICENSE. PageNet hereby grants Vast a non-exclusive, non-transferable sublicense to use all of the computer software licensed to PageNet under the TIBCO License, in both object code and, to the extent expressly authorized under the TIBCO License, source code form (the "Software"), at no charge. Vast agrees to abide by all of the terms and conditions of the TIBCO License, a complete and accurate copy of which has been provided to it by PageNet. Notwithstanding the foregoing, Vast agrees to use the Software solely as provided in Section 4.A.II of Amendment No. 2 to the Software License and Development Agreement dated January 4, 1999 (the "Second Amendment").

2. TERM AND TERMINATION. This Sublicense will begin as of the Effective Date and will terminate upon the earlier to occur of (i) the entering into of new software license agreements between PageNet and TIBCO and Vast and TIBCO, or
    (ii) the expiration of the Second Amendment as provided therein.

3. WARRANTY AND LIMITATION OF LIABILITY. THE SOFTWARE IS PROVIDED "AS-IS", AND PAGENET DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF FITNESS FOR A SPECIFIC PURPOSE, MERCHANTABILITY, TITLE AND NON-INFRINGEMENT. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY DAMAGES ARISING OUT OF ITS USE OF THE SOFTWARE, INCLUDING BUT NOT LIMITED TO ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER FORESEEABLE OR NOT, LOST BUSINESS OR LOST PROFITS.

4. NON-ASSIGNMENT. Vast shall not assign, transfer or hypothecate any of its rights, obligations, or duties under this Sublicense, and any attempt to do so will be void.

5. WAIVER. No delay in exercising or failure to exercise any right under this Sublicense on the part of either party shall operate as a waiver of such right by that party. Any waiver or modification of this Sublicense must be in writing and signed by both parties.

6. ENTIRE AGREEMENT. This Sublicense contains the entire understanding of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

7. JURISDICTION. This Sublicense shall be governed by Texas law. Any dispute hereunder shall be subject to the sole jurisdiction of the state and/or federal courts located in the County of Dallas, Texas, and each party submits to the subject matter and personal jurisdiction of such courts.
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IN WITNESS WHEREOF, the parties hereto have caused this Sublicense to be executed by their duly authorized representatives as of the Effective Date.

PAGING NETWORK, INC.                    VAST SOLUTIONS, INC.

BY: /s/ Ted Mullinix                    BY: /s/ Mark Knickrehm
    ---------------------------------       --------------------------------

NAME: Ted Mullinix                      NAME: Mark Knickrehm
      -------------------------------         ------------------------------

TITLE: President and C.O.O.             TITLE: President and C.O.O.
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The following sublicense is hereby consented to:

TIBCO SOFTWARE INC.

BY: /s/ Richard M. Tavan
    ---------------------------------

NAME: RICHARD M. TAVAN
      -------------------------------
       EXECUTIVE VICE PRESIDENT
TITLE: TIBCO SOFTWARE INC.
       ------------------------------